Exhibit 10.50

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$1,500,000	December 7, 2022 (the “Effective Date”)

FOR VALUE RECEIVED, the undersigned, BioLife4D – SM Trust, dated November 1, 2016, a trust organized under the laws of the State of Illinois (“Borrower”), promises to pay to the order of Gary E. Reynolds, an individual residing in the State of Texas (“Lender”), at 8713 Airport Freeway, Suite 100, North Richland Hills, TX 76180, or at such other place as Lender may designate, the principal sum of one million five hundred thousand dollars ($1,500,000), together with interest accrued thereon, all as provided in this Amended and Restated Secured Promissory Note (this “Note”).

RECITALS

WHEREAS, Lender has loaned Borrower $1,000,000 pursuant to the Original Note to provide collateral to the Bank for a loan by Bank to the Corporation (with the entire $1,000,000 principal amount of the Original Note outstanding as of the Effective Date;

WHEREAS, Borrower has requested Lender to loan Borrower an additional $500,000 to provide collateral to the Bank for an additional loan by Bank to the Corporation.

WHEREAS, Lender and Borrower desire to enter into this Note to reflect such additional $500,000 loan from Lender to Borrower.

1. Definitions. For the purposes of this Note, unless the context requires otherwise, the following terms have the respective meanings given to them in this Section or in the Sections referred to below:

“Bank” means Fifth Third Bank National Association and any successor thereto.

“Bank Cash Collateral” has the meaning given to that term in Section 2.

“Bank Loan” has the meaning given to that term in Section 2. Worth, Texas. thereto.

“Business Day” means every day that is not a Saturday, Sunday or legal holiday in Fort

“Corporation” means BioLife4D Corporation, a Delaware corporation, and any successor “Current Interest” has the meaning given to that term in Section 3.

“Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Dollars” and the symbol “$” refers to currency of the United States of America.

“Event of Default” has the meaning given to such term in Section 9.

“Governmental Authority” means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, or other governmental authority.

1

“IPO” has the meaning given to that term in Section 7(n).

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement, under any statute or law, or otherwise.

“Loan Documents” mean this Note, the Security Agreement, and any agreements or documents executed or delivered pursuant to the terms of this Note or the Security Agreement, including any amendments, renewals, extensions, substitutions, supplements, or modifications of any of the foregoing.

“Loan Prepayment Premium” means an amount equal to $100,000 minus the total amount of interest on this Note (including the Original Note) paid by Borrower in respect of $1,000,000 of principal at or prior to the time such Loan Prepayment Premium is paid (but in no event shall the Loan Prepayment Premium be less than zero or more than the maximum amount permitted by law).

“Initial Principal Payment Date” means the date that is the earlier of: (i) ninety (90) days after the Effective Date, or (ii) 2 Business Days following the receipt by the Corporation of funds from the closing of an initial public offering or other transaction (whether public or private) involving the Corporation’s sale, issuance, or transfer of securities of the Corporation, or (iii) the disbursement of the Bank Cash Collateral from the Bank to Borrower or the Corporation.

“Maturity Date” means the date that is the earlier of: (i) the maturity date of the Bank Loan (currently May 18, 2023), but in no event later than November 18, 2023, or (ii) 2 Business Days following the receipt by the Corporation of funds from the closing of an initial public offering or other transaction (whether public or private) involving the Corporation’s sale, issuance, or transfer of securities of the Corporation, or (iii) the disbursement of the Bank Cash Collateral from the Bank to Borrower or the Corporation.

“Note” has the meaning given to such term in the opening paragraph of this instrument. “Organizational Documents” mean, as applicable to any Person, the Articles or Certificate of Incorporation, bylaws, shareholder agreements, partnership agreement, limited liability company agreement, trust agreement, or any other organizational or governing documents of such Person, in each case applicable to or binding upon such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject.

“Original Note” means that certain Secured Promissory Note dated May 18, 2022 in the original principal amount of $1,000,000 payable by Borrower to Lender.

“Person” includes an individual, a corporation, non-profit corporation, a professional association, a joint venture, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a trust, an unincorporated organization or a Governmental Authority.

“Registration Statement” has the meaning given to that term in Section 7(m).

“Regulatory Defects” mean the failure by Borrower to comply with all laws, statutes, orders, rules and regulations of any Governmental Authority.

“Requirements” mean (i) any and all present and future judicial decisions, laws, statutes, rulings, rules, regulations, orders, permits, certificates or ordinances of any Governmental Authority in any manner applicable to Borrower, and (ii) any and all material contracts, written or oral, of any nature to which Borrower may be bound.

2

“SEC” means the United States Security and Exchange Commission. “Security Agreement” has the meaning given to such term in Section 6.

2. Use of Proceeds. The proceeds of this Note shall be used by Borrower solely to provide $1,500,000 cash collateral in favor of Bank (the “Bank Cash Collateral”) to secure a $1,500,000 working capital loan(s) by Bank to the Corporation (the “Bank Loan”). Borrower shall provide Lender documentary evidence reasonably satisfactory to Lender that Borrower’s use of the proceeds complies with the terms of this Section 2. At the option of Lender, Lender may transfer the proceeds of this Note directly to Bank, pursuant to wire instructions to be provided by Borrower, to become part of the Bank Cash Collateral but such transfer shall nevertheless be a loan to Borrower under this Note.

3. Payment. As of the Effective Date, the unpaid principal amount of this Note is $1,500,000 (inclusive of unpaid principal on the Original Note). In addition, as of the Effective Date, there is accrued, unpaid interest on the Original Note which remains an obligation of Borrower under this Note (the “Current Interest”). The Current Interest shall be due and payable on the last day of February 2023. Accrued but unpaid interest on this Note on the outstanding principal balance of this Note (other than Current Interest) shall be due and payable in quarterly installments on the last day of February, May, August, and November until the Maturity Date. $500,000 of principal, plus accrued but unpaid interest thereon, shall be due and payable on the Initial Principal Payment Date. On the Maturity Date, the outstanding principal balance of this Note, all accrued but unpaid interest hereon, shall be due and payable in full. If principal, interest, or other amount due on this Note becomes due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day, and interest shall continue to accrue during such extension.

4. Interest Rate. The principal balance of this Note from time to time remaining unpaid prior to maturity shall accrue interest beginning as of the Effective Date at the rate of ten percent (10%) per year (but not to exceed the maximum rate of interest allowed by law). Interest on any past due principal of or interest on this Note shall bear interest from its due date until the date of its payment at the rate of fifteen percent (15%) per year (but not to exceed the maximum rate of interest allowed by law). Interest on this Note shall be calculated on the basis of actual days elapsed in a year consisting of 365 days or 366 days, as applicable.

5. Prepayment. Borrower may, at its sole option, without premium or penalty (other than any applicable Loan Prepayment Premium), prepay all or any part of the principal of this Note, together with all accrued but unpaid interest thereon, before the Maturity Date. If the unpaid principal balance of this Note is paid prior to May 18, 2023, Borrower shall pay Lender the Loan Prepayment Premium unless prohibited by law. Any principal on this Note prepaid by Borrower may not be reborrowed by Borrower.

6. Security Agreement. The full amount of this Note is secured by the collateral identified and described as security therefor in a Stock Pledge Agreement of even date herewith executed and delivered by Borrower in favor of Lender (the “Security Agreement”).

7. Representations and Warranties of Borrower. Borrower represents and warrants to the Lender as follows as of the Effective Date:

(a) The Borrower is a trust duly created and validly existing under the laws of the State of Illinois.

3

(b) The execution and delivery of the Loan Documents by Borrower and the performance by Borrower of its obligations under the Loan Documents have been duly authorized by all necessary action on the part of Borrower.

(c) The execution and delivery of the Loan Documents by Borrower and the performance by Borrower of its obligations under the Loan Documents shall not violate or constitute a default under any Requirements or Borrower’s Organizational Documents.

(d) The Loan Documents, when executed and delivered by the applicable parties thereto, shall constitute legal, valid and binding obligations of Borrower in accordance with their respective terms subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) Other than agreements with Lender, Borrower does not have any agreements in effect providing for or relating to extensions of credit in respect of which Borrower is or may become directly or contingently obligated.

(f) Attached hereto as Schedule 1 is a true and correct list setting forth all of the assets, properties, and liabilities of Borrower as of the Effective Date.

(g) Borrower has good and valid title to all of its assets and properties free and clear of any Liens other than Liens granted to Lender under the Security Agreement.

(h) Borrower is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which Borrower is a party or by which Borrower’s property is bound.

(i) No Regulatory Defects exist in respect of Borrower or its assets and properties.

(j) There are no suits or proceedings pending or threatened in any court or before any Governmental Authority against or affecting Borrower.

(k) There are no suits or proceedings pending or threatened in any court or before any Governmental Authority against or affecting the Corporation other than that certain case styled Leith, Struve, Echoventure, LLC et al v. BioLife4D Corporation, Circuit Court of Cook County, Illinois, Law Division, Case No. 2020-L-006166.

(l) Borrower has delivered to Lender correct and complete copies of all of the loan documents with Bank relating to the Borrower or the Corporation.

(m) The SEC has no further comments to the Corporation’s Form S-1 Registration filed with the SEC as of November 23, 2022 (the “Registration Statement”).

(n) Except as noted below in this clause n, no notices, filings, or approvals involving Nasdaq, the SEC or any other Governmental Authority, or any other Person are required for the Corporation to sell or otherwise issue shares of stock in connection with the initial public offering contemplated by the Registration Statement (the “IPO”): an amendment to the Registration Statement to reflect the transactions contemplated by this Note and the Bank Loan, notice to be provided by the Corporation to the SEC following completion of the road show and a declaration by the SEC, following such notice, that the registration is “effective”, and filing of a copy of the amendment to the Registration Statement with Nasdaq and the provision to, or confirmation to, Nasdaq of certain information required to commence trading.

4

(o) Borrower has provided Lender a true and correct copy of the roadshow schedule in connection with the IPO, and such roadshow schedule has not been modified in any material respect and such road show will commence on January 9, 2023.

All representations and warranties by Borrower set forth in this Note or any other Loan Documents shall survive delivery of this Note and the other Loan Documents. Any investigation at any time made by or on behalf of Lender shall not diminish Lender’s right to rely on the representations and warranties made by Borrower.

8. Covenants. Until the fulfillment of all of Borrower’s obligations under the Loan Documents, unless Lender otherwise consents in writing, Borrower shall perform and comply with the following covenants:

(a) Borrower shall not sell, transfer, assign, distribute, mortgage, pledge, or otherwise dispose of any of its assets or properties (or any interest therein).

(b) Borrower shall comply in all material respects with all Requirements.

(c) Borrower shall not create, incur, assume or suffer to exist any Lien against any of Borrower’s assets or properties except for the Liens granted to Lender under the Security Agreement.

(d) Borrower shall not incur, assume, or suffer to exist any indebtedness for borrowed money other than trade payables incurred in the ordinary course of business.

(e) Borrower shall promptly provide Lender such information regarding the assets, properties, business, affairs, and financial condition of Borrower as Lender may reasonably request from time to time.

(f) Borrower shall promptly (but in no event later than 7 days after the occurrence thereof) notify Lender of, (i) any material adverse change in Borrower’s financial condition, (ii) any default under any agreement, contract or other instrument to which Borrower is a party or by which any of Borrower’s assets or properties are bound, or any acceleration of the maturity of any indebtedness, (iii) any claim against or affecting Borrower or Borrower’s assets or property, (iv) the commencement of, and any determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting Borrower, and (v) any violations or alleged violations by Borrower of any Requirement.

(g) Borrower shall furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, or an event which, with notice or lapse of time, would become an Event of Default, notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

(h) Borrower shall not terminate its existence (which includes a trust revocation), dissolve, merge, change its state of formation, change its legal organizational structure, or undertake any similar transaction.

5

(i) If this Note has not been paid in full within 60 days after the Effective Date, Lender shall have the option to purchase 10,000 shares of stock in the Corporation from Borrower for a total purchase price of $1,000 cash. Such option is exercisable for a period of one (1) year after the Effective Date and Lender may satisfy such purchase price by reducing the amount owed by Borrower hereunder by $1,000.

9. Events of Default and Remedies. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a) the failure of Borrower to make any payment of interest or principal within 3 Business Days of the date when due hereunder;

(b) if any representation, warranty, statement, or certification made by Borrower in any Loan Document proves to have been incorrect in any material respect at the time of making or issuance thereof;

(c) if Borrower defaults under, or in the observance or performance of, any of the covenants and agreements contained in any Loan Document, subject in each case to a notice and cure period of 10 Business Days but only if such default is reasonably capable of cure;

(d) Borrower shall (i) voluntarily seek, consent to, acquiesce in the benefit or benefits of any Debtor Relief Law or (ii) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within sixty (60) days of the filing of same; or

(e) An event of default occurs under any loan agreement, promissory note, security agreement or other agreement between the Corporation or Borrower and the Bank.

Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may at its option, by written notice to Borrower (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable, whereupon the same shall immediately become due and payable without any present, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any notice of any kind, all of which are hereby waived to the fullest extent permitted by law) and/or (b) exercise any or all of its rights, powers, or remedies under the Loan Documents or applicable law; provided, however that, if an Event of Default described in Section 9.4(d) shall occur, the principal of and accrued interest on this Note shall become immediately due and payable without any notice, declaration, or other act on the part of Lender.

10. Cumulative Rights. Each right, power and remedy of Lender as provided for in this Note or the other Loan Documents or now or hereafter existing under any applicable law will be cumulative and concurrent and will be in addition to every other right, power or remedy provided for in this Note or the other Loan Documents or now or hereafter existing under applicable law, and the exercise or beginning of exercise by Lender of any one or more of such rights, powers or remedies, will not preclude the simultaneous or later exercise by Lender of any and all such other rights, powers or remedies. No delay on the part of the Lender in the exercise of any power or right under this Note or the other Loan Documents shall operate as a waiver thereof.

6

11. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to the Lender:

Gary E. Reynolds

8713 Airport Freeway, Suite 100

North Richland Hills, TX 76180

Email: greynolds@reynoldsasphalt.com

with copies (which shall not constitute notice) to:

Bourland, Wall & Wenzel, P.C.

301 Commerce Street

Suite 2500

Fort Worth, TX 76102

Attention: David P. Dunning

Email: ddunning@bwwlaw.com

If to Borrower:

BioLife4D – SM Trust

318 Half Day Road

Suite 201

Buffalo Grove, IL 60089

Attention: Steven R. Morris

Email: smorris@biolife4d.com

with copies to:

HMB Legal Counsel

500 West Madison Street

Suite 3700

Chicago, IL 60661

Attention: Jeffrey A. Hechtman

Email: jhechtma@hmblaw.com

12. Maximum Interest. Notwithstanding anything contained in this Note or the other Loan Documents to the contrary, Borrower and Lender intend to conform strictly to the applicable usury laws. In no event shall Lender be entitled to interest exceeding the maximum rate permitted by law. If the Lender ever receives an amount designated as interest which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Borrower and Lender shall, to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

7

13. Governing Law; Venue; Jurisdiction. This Note and the other Loan Documents are governed by and construed in accordance with the substantive laws of the state of Delaware, excluding its conflicts of law provisions. Any dispute arising under, in connection with, or incident to this Note or the other Loan Documents or about the interpretation thereof will be resolved exclusively in the state or federal courts located in Tarrant County, Texas. Borrower irrevocably submits to those courts’ venue and jurisdiction. Borrower waives all defenses of lack of personal jurisdiction and forum non-conveniens. A final judgment in any such suit or action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

14. Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

15. Modification. None of the terms or provisions of this Note may be excluded, waived, modified or amended except by a written instrument duly executed on behalf of Borrower and Lender expressly referring to this Note and setting forth the provision so excluded, waived, modified, or amended.

16. Severability. In the event any one or more of the provisions contained in the Loan Documents should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained in the Loan Documents shall not in any manner be affected thereby and shall be enforceable in accordance with their terms.

17. Further Assurances. Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all notices, certifications and additional agreements, undertakings, conveyances, transfers, assignments and other assurances, and take any and all such other action, as Lender may, from time to time, reasonably request and that are reasonably necessary or proper in connection with any of the Loan Documents.

18. Legal Fees and Expenses. On the Effective Date, Borrower shall reimburse Lender for all attorney fees and expenses incurred by Lender in connection with the evaluation, due diligence, negotiation and preparation of the Loan Documents and loan documents executed in connection with the Original Note (not to exceed $25,000 in the aggregate). Borrower shall be obligated to the Lender (a) to pay Lender all reasonable fees, expenses and costs (including reasonable attorneys’ fees and expenses) incurred by the Lender in connection with any amendments, restatements, replacements, substitutions or modifications of any of the Loan Documents executed or delivered thereafter, and (b) to pay Lender for all reasonable out-of-pocket expenses and costs (including reasonable attorneys’ fees and court costs) related to the administration, collection, and enforcement of the Loan Documents.

19. Successors and Assigns. This Note and the other Loan Documents shall be binding upon Borrower and Lender and will inure to the benefit of Borrower and Lender and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Note or the other Loan Documents without the prior written consent of Lender. Lender may, at any time, assign any of its rights or obligations under this Note or the other Loan Documents without the consent of Borrower.

8

20. Construction. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Note, shall refer to this Note as a whole and not to any particular provision of this Note; (b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean United States Dollars; (d) wherever the word “include,” “includes,” or “including” is used in this Note, it shall be deemed to be followed by the words “without limitation”; (e) the word “or” shall be disjunctive but not exclusive; and (f) references to the “parties” means Lender and Borrower. The parties agree that they have been represented by counsel during the negotiation and execution of this Note and, therefore, waive the application of any applicable law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party or parties drafting such agreement or document. Unless expressly provided otherwise, any approval or consent required to be given by a party in this Note shall be given or withheld by such party in its sole discretion.

21. Multiple Counterparts and Facsimile Signatures. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

22. Time of Essence. Time is of the essence for each and every provision of this Note.

23. Trustee Capacity. Each person executing this Note in the capacity of a trustee of a trust has executed and delivered this Note, not in his individual capacity, but solely as trustee of the trust. The payment and performance of this Note by the trustee and any and all duties, obligations, and liabilities of the trustee hereunder will be effected by him only as trustee and not in his individual capacity. The trustee does not undertake nor will he have any personal liability or obligation of any nature whatsoever in his individual capacity by virtue of the execution and delivery of this Note in the capacity as trustee of a trust. Lender and Borrower acknowledge and agree that Steven R. Morris does not undertake nor will he have any personal liability or obligation of any nature whatsoever in his individual capacity or in his capacity as grantor or beneficiary of Borrower by virtue of the execution and delivery of this Note in the capacity as trustee of a trust. For the avoidance of doubt, Lender shall have full recourse against the trust itself and the trust assets to satisfy Borrower’s obligations under the Loan Documents.

24. Entirety. This Note and the other Loan Documents embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. For the avoidance of doubt, this Note amends and restates the Original Note in its entirety.

25. Corporation Agreements. The Corporation represents and warrants to Lender that: (a) all of the proceeds from the Bank Loan have been and will be used solely for working capital purposes, (b) the SEC has no further comments to the Registration Statement, (c) no notices, filings, or approvals involving Nasdaq, the SEC or any other Governmental Authority, or any other Person are required for the Corporation to sell or otherwise issue shares of stock in connection with the IPO excepts as follows: an amendment to the Registration Statement to reflect the transactions contemplated by this Note and the Bank Loan, notice to be provided by the Corporation to the SEC following completion of the road show and a declaration by the SEC, following such notice, that the registration is “effective”, and filing of a copy of the amendment to the Registration Statement with Nasdaq and the provision to, or confirmation to, Nasdaq of certain information required to commence trading, and (d) the pledge or transfer of any shares of common stock from Borrower to Lender pursuant to the Loan Documents will not violate any applicable securities laws or agreements between Borrower and/or Steven R. Morris. Unless prohibited by law, the Corporation agrees to provide Lender updates on the status of the IPO. For the avoidance of doubt, the Corporation is not liable for the payment of this Note.

[Signatures on following page]

9

EXECUTED to be effective as of the Effective Date.

BORROWER:

BIOLIFE4D – SM TRUST, DATED NOVEMBER 1, 2016

By:	/s/ Steven R. Morris

Printed Name:	Steven R. Morris

Title:	Trustee

LENDER:

/s/ Gary E. Reynolds
Gary E. Reynolds

CORPORATION:

For purposes of acknowledging it agreements under Section 25 of this Agreement.

BIOLIFE4D CORPORATION

By:	/s/ Steven R. Morris

Printed Name:	Steven R. Morris

Title:	Chief Executive Officer

[Signature Page to Secured Promissory Note]

SCHEDULE “1”

ASSETS AND LIABILITIES OF BORROWER

1,600,000 shares of Class A Common Stock of BioLife4D Corporation

No liabilities